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                                                                   Exhibit 10.42


                           CRITICAL THERAPEUTICS, INC.


                               2007 COMPANY GOALS

         On March 2, 2007, the Board of Directors approved company goals for 2007. These company goals will be considered in determining actual bonus amounts for executive officers in respect of the 2007 fiscal year. The company goals for 2007 consist of the following:

         - enhance the commercial value of zileuton CR by signing a co-promotion arrangement for zileuton CR, launching zileuton CR following FDA approval, initiating a Phase IIIb clinical trial of zileuton CR, increasing ZYFLO prescriptions and achieving specified business development goals;

         - progress the research and development pipeline by initiating a Phase II clinical trial of zileuton injection, completing specified preclinical work for the alpha-7 receptor program, establishing a co-development collaboration arrangement for the alpha-7 receptor program and supporting MedImmune in selecting a lead candidate for the HMGB1 program;

         - establish a strong financial position by managing corporate cash spending and ensuring adequate funding and communicate effectively with investors; and

         - create an attractive organization by establishing employee programs, recruiting key employees and developing a long-term facility strategy.